Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 23, 2020 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Fourth Quarter and 2020 Fiscal Year Results

~ Operating cash flow of $183 million in the quarter and $272 million in the full year ~

~ Orders for 2,800 railcars valued at approximately $250 million in the quarter ~

~ Backlog of ~$2.4 billion; resized production footprint aligns with market ~

Lake Oswego, Oregon, October 23, 2020 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its fourth fiscal quarter and year ended August 31, 2020.

Fourth Quarter Highlights

•

Liquidity of $919.6 million, including $833.7 million in cash and $85.9 million of available borrowing capacity. Combined with nearly $200 million of additional initiatives in progress, exceeded the $1 billion liquidity and cost savings target.

•	Generated operating cash flow of $183.2 million in the quarter primarily driven by decreases in working capital and from syndication activity.

•

Diversified new railcar backlog as of August 31, 2020 was 24,600 units with an estimated value of $2.4 billion, including orders for 2,800 railcars valued at approximately $250.0 million received during the quarter. Deliveries in the quarter were 5,100 units.

•

Net loss attributable to Greenbrier for the quarter was $0.1 million, or $0.00 per diluted share, on revenue of $636.4 million. Net loss includes $1.9 million, net of tax, ($0.06 per share) of integration related expenses from the American Railcar Industries (ARI) acquisition and $3.6 million, net of tax and noncontrolling interest, ($0.10 per share) of severance expenses.

•

Adjusted net earnings attributable to Greenbrier for the quarter were $5.5 million, or $0.16 per diluted share, excluding $5.5 million, net of tax, ($0.16 per share) of integration and severance expenses.

•	Adjusted EBITDA for the quarter was $55.7 million, or 8.7% of revenue.

•	Board declares a quarterly dividend of $0.27 per share, payable on December 2, 2020 to shareholders as of November 11, 2020 representing Greenbrier’s 26th consecutive dividend.

Fiscal Year 2020 Highlights

•

Net earnings attributable to Greenbrier for the year were $49.0 million, or $1.46 per diluted share, on revenue of $2.8 billion. Net earnings include $8.4 million, net of tax, ($0.26 per share) of integration related expenses from the ARI acquisition and $12.9 million, net of tax, ($0.38 per share) of severance expenses.

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 2

•

Adjusted net earnings attributable to Greenbrier were $70.2 million, or $2.10 per diluted share, excluding $21.3 million, net of tax and noncontrolling interest, ($0.64 per share) of integration and severance expenses.

•	Adjusted EBITDA for the year was $310.3 million, or 11.1% of revenue.

•	Strong cash flows from operations of $272.3 million includes $405.4 million in the second half of the fiscal year.

•	New railcar deliveries of 21,700 units for the year were the second highest in Greenbrier’s history.

•	Generated new railcar orders of 16,600 units, valued at $1.6 billion, with 40% originating internationally.

William A. Furman, Chairman & CEO commented, “Greenbrier continued to perform well during this period of weaker demand. Critically, our diverse $2.4 billion backlog remains supported by strong customer commitments and provides clear visibility for several years. Entering fiscal 2021, we remain focused on maintaining our strong liquidity position. Greenbrier ended the quarter with more than $830 million of cash, an increase of nearly $100 million from the end of the third quarter. Net debt decreased by nearly $360 million since Greenbrier’s fiscal second quarter. Our adjusted manufacturing footprint meets today’s demand levels without constraining our ability to increase capacity as markets improve, allowing Greenbrier to maintain our presence in every region we serve around the world. Looking forward, we see early signs that demand will improve later in calendar 2021. Greenbrier is well-positioned to benefit from improving conditions in our core markets.”

Business Update & Outlook

As we enter fiscal 2021, Greenbrier continues to execute on its COVID-19 response plan, and protecting our employees within the work environment remains our top priority. The strict protocols enacted and rapid response to clusters has allowed us to operate safely and efficiently throughout the world. Continued vigilance is required as community spread of COVID-19 is increasing in many areas where we operate. We are continuously working to maintain a low incident rate of COVID-19 among our employees by focusing on their health and enhancing the preventative and remedial actions of our rapid response teams across the company.

We also remain focused on preserving the near-term and longer-term financial health of Greenbrier in light of the economic consequences of the pandemic and an industry downturn. Maintaining cash flow and liquidity are essential components of Greenbrier’s current operating strategy, and we have been very successful in this regard. We addressed our cost structure by reducing operating expenses and capital expenditures and are appropriately positioned for today’s market environment. We closed 13 rail production lines in fiscal 2020 and are continuously adjusting capacity to align with an evolving demand outlook. We also reduced our global workforce by over 6,500 employees, or by about 40%, including both staff and production employees. Looking forward, while we remain focused on managing our cost base, we will be nimble and adjust capacity to ensure Greenbrier’s ability to fully participate in an economic recovery. Coupled with a new railcar backlog valued at approximately $2.4 billion, we have preserved Greenbrier’s ability to operate in a very challenging market environment.

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 3

Financial Summary

	Q4 FY20	Q3 FY20	Sequential Comparison – Main Drivers
Revenue	$636.4M	$762.6M	Fewer deliveries and lower activity levels in Wheels, Repair & Parts
Gross margin	10.5%	14.1%	Less syndication activity and operating inefficiencies in Manufacturing and Wheels, Repair & Parts
Selling and administrative	$46.3M	$49.5M	Continuing cost reduction initiatives result in reduced employee-related and travel & entertainment expenses; each quarter includes $1.8 million of severance expense
Net gain on disposition of equipment	$0.6M	$8.8M	Minimal fleet disposition activity
Adjusted EBITDA	$55.7M	$99.9M	Lower operating earnings
Effective tax rate	21.3%	41.2%	Continued volatility from geographic mix of earnings and discrete items related to foreign currency fluctuations
Adjusted net earnings attributable to Greenbrier	$5.5M(1)	$35.1M(2)	Lower operating earnings reflecting fewer deliveries, operating inefficiencies and lower net gains on equipment sales partially offset by lower selling & administrative expense
Adjusted diluted EPS	$0.16(1)	$1.05(2)

(1)	Excludes expense of $5.6 million ($0.16 per share), net of tax and noncontrolling interest, associated with ARI integration related expenses and severance expenses.
(2)	Excludes expense of $7.3 million ($0.22 per share), net of tax, associated with ARI integration related expenses and severance expenses.

Segment Summary

	Q4 FY20	Q3 FY20	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$549.7M	$653.0M	Lower production rates and less syndication activity results in fewer deliveries
Gross margin	9.4%	13.8%	Operating inefficiencies from rationalizing capacity and less syndication activity
Operating margin (1)	5.4%	10.5%
Deliveries (2)	4,900	5,400
Wheels, Repair & Parts
Revenue	$64.8M	$82.0M	Reduced wheel volumes and repair activity
Gross margin	6.0%	8.6%	Operating inefficiencies due to lower business activity levels
Operating margin (1)	1.3%	4.6%
Leasing & Services
Revenue	$22.0M	$27.5M	Less interim rent on leased railcars for syndication and no externally sourced syndication sales activity
Gross margin	53.2%	37.4%	No externally sourced syndication sales activity
Operating margin (1) (3)	29.7%	43.0%
Fleet utilization	90.4%	92.1%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Exhibit 99.1

Greenbrier Reports Fourth Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2020 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 23, 2020

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in other geographies as opportunities arise. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,300 railcars and performs management services for 393,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2020	May 31, 2020	February 29, 2020	November 30, 2019	August 31, 2019
Assets
Cash and cash equivalents	$833,745	$735,258	$169,899	$253,602	$329,684
Restricted cash	8,342	8,704	8,569	8,648	8,803
Accounts receivable, net	239,597	261,629	326,229	313,786	373,383
Inventories	529,529	675,442	709,115	733,806	664,693
Leased railcars for syndication	107,671	136,144	255,073	135,319	182,269
Equipment on operating leases, net	350,442	355,841	385,974	396,187	366,688
Property, plant and equipment, net	711,524	719,155	723,326	730,730	717,973
Investment in unconsolidated affiliates	72,354	75,508	79,082	85,141	91,818
Intangibles and other assets, net	190,322	181,315	160,709	162,089	125,379
Goodwill	130,308	130,035	129,684	129,468	129,947

	$3,173,834	$3,279,031	$2,974,660	$2,948,776	$2,990,637

Liabilities and Equity
Revolving notes	$351,526	$416,535	$37,196	$29,502	$27,115
Accounts payable and accrued liabilities	463,880	488,969	499,898	527,789	568,360
Deferred income taxes	7,701	4,354	9,173	9,417	13,946
Deferred revenue	42,467	63,536	70,869	59,657	85,070
Notes payable, net	804,088	806,919	811,860	817,830	822,885
Contingently redeemable noncontrolling interest	31,117	30,611	30,782	31,723	31,564
Total equity - Greenbrier	1,293,043	1,291,221	1,286,472	1,281,808	1,276,730
Noncontrolling interest	180,012	176,886	201,410	191,050	164,967

Total equity	1,473,055	1,468,107	1,487,882	1,472,858	1,441,697

	$3,173,834	$3,279,031	$2,947,660	$2,948,776	$2,990,637

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
	2020	2019	2018
Revenue
Manufacturing	$2,349,971	$2,431,499	$2,044,586
Wheels, Repair & Parts	324,670	444,502	347,023
Leasing & Services	117,548	157,590	127,855

	2,792,189	3,033,591	2,519,464
Cost of revenue
Manufacturing	2,065,169	2,137,625	1,727,407
Wheels, Repair & Parts	302,189	420,890	318,330
Leasing & Services	71,700	108,590	64,672

	2,439,058	2,667,105	2,110,409
Margin	353,131	366,486	409,055
Selling and administrative	204,706	213,308	200,439
Net gain on disposition of equipment	(20,004)	(40,963)	(44,369)
Goodwill impairment	—	10,025	—

Earnings from operations	168,429	184,116	252,985
Other costs
Interest and foreign exchange	43,619	30,912	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	124,810	153,204	223,617
Income tax expense	(40,184)	(41,588)	(32,893)

Earnings before earnings (loss) from unconsolidated affiliates	84,626	111,616	190,724
Earnings (loss) from unconsolidated affiliates	2,960	(5,805)	(18,661)

Net earnings	87,586	105,811	172,063
Net earnings attributable to noncontrolling interest	(38,619)	(34,735)	(20,282)

Net earnings attributable to Greenbrier	$48,967	$71,076	$151,781

Basic earnings per common share	$1.50	$2.18	$4.92
Diluted earnings per common share	$1.46	$2.14	$4.68
Weighted average common shares
Basic	32,670	32,615	30,857
Diluted	33,441	33,165	32,835
Dividends declared per common share	$1.06	$1.00	$0.96

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2020	2019	2018
Cash flows from operating activities:
Net earnings	$87,586	$105,811	$172,063
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(9,489)	(20,225)	(40,496)
Depreciation and amortization	109,850	83,731	74,356
Net gain on disposition of equipment	(20,004)	(40,963)	(44,369)
Stock based compensation expense	8,997	11,153	29,314
Accretion of debt discount	5,504	4,458	4,171
Noncontrolling interest adjustments	1,436	7,402	2,864
Goodwill Impairment	—	10,025	—
Other	1,142	145	1,688
Decrease (increase) in assets:
Accounts receivable, net	135,326	13,022	(83,551)
Inventories	166,607	(143,168)	(26,592)
Leased railcars for syndication	(12,942)	(96,110)	(54,023)
Other assets	(64,995)	6,843	34,115
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(108,837)	55,910	54,032
Deferred revenue	(27,920)	(19,275)	(20,231)

Net cash provided by (used in) operating activities	272,261	(21,241)	103,341

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(361,878)	(34,874)
Proceeds from sales of assets	83,484	125,427	153,224
Capital expenditures	(66,879)	(198,233)	(176,848)
Investment in and advances to unconsolidated affiliates	(1,815)	(11,393)	(26,455)
Cash distribution from unconsolidated affiliates and other	12,693	2,096	4,661

Net cash provided by (used in) investing activities	27,483	(443,981)	(80,292)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	146,542	(105)	23,401
Proceeds from revolving notes with maturities longer than 90 days	176,500	—	—
Proceeds from issuance of notes payable	—	525,000	13,771
Repayments of notes payable	(30,179)	(182,971)	(22,269)
Debt issuance costs	—	(8,630)	—
Dividends	(35,173)	(33,193)	(29,914)
Cash distribution to joint venture partner	(38,969)	(16,879)	(73,033)
Investment by joint venture partner	—	—	6,500
Tax payments for net share settlement of restricted stock	(2,266)	(6,321)	(7,723)

Net cash provided by (used in) financing activities	216,455	276,901	(89,267)

Effect of exchange rate changes	(12,599)	(12,666)	(14,666)
Increase (decrease) in cash and cash equivalents and restricted cash	503,600	(200,987)	(80,884)
Cash and cash equivalents and restricted cash
Beginning of period	338,487	539,474	620,358

End of period	$842,087	$338,487	$539,474

Balance Sheet Reconciliation:
Cash and cash equivalents	$833,745	$329,684	$530,655
Restricted cash	8,342	8,803	8,819

Total cash and cash equivalents and restricted cash as presented above	$842,087	$338,487	$539,474

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2020	May 31, 2020	August 31, 2020
Net earnings	$7,691	$35,869	$87,586
Interest and foreign exchange	10,596	7,562	43,619
Income tax expense	2,306	24,421	40,184
Depreciation and amortization	27,398	23,114	109,850
Severance expense	5,919	6,341	21,201
ARI integration related costs	1,750	2,545	7,821

Adjusted EBITDA	$55,660	$99,852	$310,261

	Three Months Ended	Year Ended
	August 31, 2020	August 31, 2020
Backlog Activity (units) (1)
Beginning backlog	26,700	30,300
Orders received	2,800	16,600
Contract modification	—	(575)
Production held as Leased railcars for syndication	(700)	(3,200)
Production sold directly to third parties	(4,200)	(18,525)

Ending backlog	24,600	24,600

Delivery Information (units) (1)
Production sold directly to third parties	4,200	18,525
Sales of Leased railcars for syndication	900	3,175

Total deliveries	5,100	21,700

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$657,367	$489,943	$653,007	$549,654	$2,349,971
Wheels, Repair & Parts	86,608	91,225	82,024	64,813	324,670
Leasing & Services	25,384	42,680	27,526	21,958	117,548

	769,359	623,848	762,557	636,425	2,792,189
Cost of revenue
Manufacturing	581,912	422,309	562,793	498,155	2,065,169
Wheels, Repair & Parts	81,892	84,373	75,001	60,923	302,189
Leasing & Services	13,366	30,830	17,232	10,272	71,700

	677,170	537,512	655,026	569,350	2,439,058

Margin	92,189	86,336	107,531	67,075	353,131

Selling and administrative expense	54,364	54,597	49,494	46,251	204,706
Net gain on disposition of equipment	(3,959)	(6,697)	(8,775)	(573)	(20,004)

Earnings from operations	41,784	38,436	66,812	21,397	168,429
Other costs
Interest and foreign exchange	12,852	12,609	7,562	10,596	43,619

Earnings before income tax and earnings (loss) from unconsolidated affiliates	28,932	25,827	59,250	10,801	124,810
Income tax expense	(5,994)	(7,463)	(24,421)	(2,306)	(40,184)

Earnings before earnings (loss) from unconsolidated affiliates	22,938	18,364	34,829	8,495	84,626
Earnings (loss) from unconsolidated affiliates	1,073	1,651	1,040	(804)	2,960

Net earnings	24,011	20,015	35,869	7,691	87,586
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(8,097)	(7,794)	(38,619)

Net earnings (loss) attributable to Greenbrier	$7,669	$13,629	$27,772	$(103)	$48,967

Basic earnings per common share (1)	$0.24	$0.42	$0.85	$(0.00)	$1.50
Diluted earnings per common share (1)	$0.23	$0.41	$0.83	$(0.00)	$1.46
Dividends declared per common share	$0.25	$0.27	$0.27	$0.27	$1.06

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$471,789	$476,019	$681,588	$802,103	$2,431,499
Wheels, Repair & Parts	108,543	125,278	124,980	85,701	444,502
Leasing & Services	24,191	57,374	49,584	26,441	157,590

	604,523	658,671	856,152	914,245	3,033,591
Cost of revenue
Manufacturing	417,805	442,996	590,788	686,036	2,137,625
Wheels, Repair & Parts	100,978	118,455	119,821	81,636	420,890
Leasing & Services	13,207	43,376	38,971	13,036	108,590

	531,990	604,827	749,580	780,708	2,667,105
Margin	72,533	53,844	106,572	133,537	366,486
Selling and administrative expense	50,432	47,892	54,377	60,607	213,308
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(3,489)	(40,963)
Goodwill impairment	—	—	10,025	—	10,025

Earnings from operations	36,454	18,054	53,189	76,419	184,116
Other costs
Interest and foreign exchange	4,404	9,237	9,770	7,501	30,912

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	68,918	153,204
Income tax expense	(9,135)	(2,248)	(13,008)	(17,197)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	51,721	111,616
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(922)	(5,805)

Net earnings	23,382	5,783	25,847	50,799	105,811
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(15,692)	(34,735)

Net earnings attributable to Greenbrier	$17,956	$2,765	$15,248	$35,107	$71,076

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.08	$2.18
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.06	$2.14
Dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$1.00

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2020:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$549,654	$1,683	$551,337	$29,695	$(19)	$29,676
Wheels, Repair & Parts	64,813	95	64,908	813	3	816
Leasing & Services	21,958	10,898	32,856	6,520	10,528	17,048
Eliminations	—	(12,676)	(12,676)	—	(10,512)	(10,512)
Corporate	—	—	—	(15,631)	—	(15,631)

	$636,425	$—	$636,425	$21,397	$—	$21,397

Three months ended May 31, 2020:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$653,007	$1,151	$654,158	$68,445	$95	$68,540
Wheels, Repair & Parts	82,024	1,527	83,551	3,785	(393)	3,392
Leasing & Services	27,526	14,841	42,367	11,837	14,454	26,291
Eliminations	—	(17,519)	(17,519)	—	(14,156)	(14,156)
Corporate	—	—	—	(17,255)	—	(17,255)

	$762,557	$—	$762,557	$66,812	$—	$66,812

	Total assets
	August 31, 2020	May 31, 2020
Manufacturing	$1,301,715	$1,441,052
Wheels, Repair & Parts	271,862	296,888
Leasing & Services	739,025	777,523
Unallocated, including cash	861,232	763,568

	$3,173,834	$3,279,031

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2020	May 31, 2020	August 31, 2020
Weighted average basic common shares outstanding (1)	32,658	32,690	32,670
Dilutive effect of convertible notes (2)	—	—	—
Dilutive effect of restricted stock units (3)	—	788	771

Weighted average diluted common shares outstanding	32,658	33,478	33,441

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded for the periods in which they were outstanding as the average stock price was less than the applicable conversion price and therefore was anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended		Year Ended
	August 31, 2020	May 31, 2020	August 31, 2020
Net earnings (loss) attributable to Greenbrier	$(103)	$27,772	$48,967
ARI integration related costs, net of tax (1)	1,936	2,539	8,358
Severance expense, net of tax & noncontrolling interest (2)	3,636	4,803	12,867

Adjusted net earnings attributable to Greenbrier	$5,469	$35,114	$70,192

(1)	Net of tax of $620, $813, and $2,689, respectively.
(2)	Net of tax and noncontrolling interest of $2,283, $1,538 and $8,334, respectively.

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended		Year Ended
	August 31, 2020	May 31, 2020	August 31, 2020
Diluted earnings per share	$0.00	$0.83	$1.46
ARI integration related costs, net of tax	0.06	0.08	0.26
Severance expense, net of tax & noncontrolling interest	0.10	0.14	0.38

Adjusted diluted earnings per share	$0.16	$1.05	$2.10

Weighted average diluted shares used to calculate Adjusted diluted earnings per share	33,519	33,478	33,441

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Greenbrier Reports Fourth Quarter Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “achieve,” “align,” “believe,” “continue,” “improve,” “maintain,” “target,” “will,” “working,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog, future liquidity and cash flow, spending reductions, available borrowing capacity, lower capital expenditures, expected trends as well as other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections “Fourth Quarter Highlights” and “Business Update & Outlook.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following. (1) We are unable to predict when, how, or with what magnitude COVID-19 governmental reaction to the pandemic, and related economic disruptions will negatively impact our business: we may be prevented from operating our facilities; the operations of our customers may be disrupted increasing the likelihood that our customers may attempt to delay, defer or cancel orders, or cease to operate as going concerns; the operations of our suppliers may be disrupted; our indebtedness may increase; we may breach the covenants in our credit agreement; the market price of our common stock may drop or remain volatile; we may incur significant employee health care costs under our self-insurance programs. The longer the pandemic continues, the more likely that negative impacts on our business will occur, some of which we cannot now foresee. (2) Our backlog of railcar units and marine vessels is not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. Customers may attempt to cancel or modify orders or refuse to accept and pay for products. The likelihood of cancellations, modifications, rejection and non-payment for our products generally increases during periods of market weakness. The timing of converting backlog to revenue is also materially impacted by our decision whether to lease railcars, sell railcars, or syndicate railcars with a lease attached to an investor. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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